EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with Amendment No. 1 to the Quarterly Report of PharmaCyte Biotech, Inc. and its subsidiaries (“Company”) on Form 10-Q/A for the period ended July 31, 2015 as filed with the Securities and Exchange Commission (“Commission”) on the date hereof (“Report”), the undersigned, Kenneth L. Waggoner, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 19, 2016	By:	/s/ Kenneth L. Waggoner
Name: Kenneth L. Waggoner
Title: Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer and acting Principal Financial and Principal Accounting Officer on behalf of Registrant)

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and will be furnished to the Commission or its staff upon request. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Commission.